EXHIBIT 99.9


                                                     FOR IMMEDIATE RELEASE
                                                     Contact:   Fell Herdeg
                                                     Telephone: 203-846-2274
                                                     Facsimile: 203-846-1776
                                                     fell.herdeg@soundprints.com


 TRUDY'S BID TO ACQUIRE CERTAIN ASSETS OF CHART STUDIO PUBLISHING (PTY) LTD OUT
              OF LIQUIDATION IS TRUMPED BY SOUTH AFRICAN COMPANY

         Norwalk, Connecticut, December 18, 2006- Trudy Corporation (OTCBB:TRDY) was advised today that the assets in liquidation of Chart Studio Publishing
(PTY) Ltd, Johannesburg, South Africa, were sold at auction by Court-appointed Liquidators to a successful bidder from Capetown, South Africa. The Company, whose bid was exceeded by a narrow margin, had been in negotiation with Chart Studio's management since September.

         Trudy Corporation was founded in 1947 as a privately owned designer of plush toys and became a public company in 1987. Trudy currently holds licenses from the Smithsonian Institution, the African Wildlife Foundation and the American Veterinary Medical Association, among others, for children's books, audio books and plush toys. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries. Also in its distribution portfolio is a mail order catalog and e-commerce business to the education community and at-home consumers.

         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.